EXHIBIT 21

SUBSIDIARIES OF JONES APPAREL GROUP, INC.

Name	State or Country of Incorporation	Other Names Under Which Subsidiary Does Business
Anne Klein ULC	Nova Scotia	N/A
Apparel Testing Services, Inc.	New Jersey	N/A
Asia Expert Limited	Hong Kong	N/A
Barney's, Inc.	Delaware	Barneys New York Barneys Warehouse, Inc. Barneys New York Outlet Barneys (NY), Inc. Barneys New York Co-Op CO-OP
Barneys America, Inc.	Delaware	Barneys New York
Barneys New York, Inc.	Delaware	N/A
BNY Licensing Corp.	Delaware	N/A
Exportex de Mexico, S.A. de C.V.	Mexico	N/A
Greater Durango, S. de R.L. de C.V.	Mexico	N/A
Import Technology of Texas, Inc.	Texas	N/A
JAG Management Services, Inc.	Delaware	JAG Management Services of Delaware (New York only)
Jones Apparel Group Canada Inc.	Canada	JNY Blue Jones Factory Finale Jones New York Factory Store Jones New York
Jones Apparel Group Holdings, Inc.	Delaware	N/A
Jones Apparel Group USA, Inc.	Pennsylvania	N/A
Jones Apparel of Texas, Ltd.	Texas	N/A
Jones Canada, Inc.	Canada	N/A
Jones Holding Inc.	Delaware	N/A
Jones International Limited	Hong Kong	N/A
Jones Investment Co. Inc.	Delaware	N/A
Jones Management Service Company	Delaware	Apparel Management Service Company (New Jersey only) JAG Management Service Company (Rhode Island and Maine only)
Jones Retail Corporation	New Jersey

Anne Klein
Banister Shoe Studio
Banister/Easy Spirit
Bandolino
Banister Shoe
Enzo Angiolini
Easy Spirit
Easy Spirit Outlet
Jones New York
Jones New York Sport
Jones New York Factory Stores
Jones New York Country
Jones New York Company Store
Jones New York Country/Sport
Jones New York Sport Factory Stores
Jones New York Mens & Womens Suits
Jones New York The Executive Suite
Jones New York Factory Finale
Kasper
Nine West
Nine West Lifestyle
NW Clearance
Nine West Clearance
Rena Rowan
Steinmart Leased Shoe Department
The Napier Factory Store

Kasper Europe, Ltd.	Delaware	N/A
Kasper, Ltd.	Delaware	N/A
Kasper Canada ULC	Nova Scotia	N/A
Kasper Holdings, Inc.	Delaware	N/A
Kasper Partnership, G.P.	Canada	N/A
Manufacturera Sun Apparel, S. de R.L. de C.V.	Mexico	N/A
Maquilas Pami, S.A. de C.V.	Mexico	N/A
Maxwell Footwear of California, Inc.	Delaware	N/A
Maxwell Shoe Company Inc.	Delaware	N/A
McNaughton Apparel Group Inc.	Delaware	N/A
Nine West Accessories (HK) Limited	Hong Kong	N/A
Nine West Development Corporation	Delaware	N/A
Nine West Footwear Corporation	Delaware	N/A
Nine West Melbourne Pty Ltd	Australia	N/A
Norton McNaughton of Squire, Inc.	New York	N/A
Sun Apparel, Inc.	Delaware	N/A
Victoria + Co International Ltd.	Delaware	N/A
Victoria + Co Ltd.	Rhode Island	N/A

Certain non-significant subsidiaries were omitted pursuant to Item 601(21)(ii) of Regulation S-K under the Securities Exchange Act of 1934, as amended.